FOR IMMEDIATE RELEASE

Contacts:

Avalon Pharmaceuticals, Inc.	ChemDiv, Inc.
Gary Lessing	Nikolay Savchuk
Executive Vice President & CFO	President and CEO
Tel: (301) 556-9900	11558 Sorrento Valley Road
Fax: (301) 556-9910	San Diego, Ca, 92121
Email: info@avalonrx.com	Tel: (858) 794-4860
—	Fax: (858) 794-4931
Additional contacts for Avalon:	chemdiv@chemdiv.com
Noonan Russo	—
Wendy Lau (Media)	Bill Farley, Sr Director BD
Tel: (212) 845-4272	Tel: (516) 318-2150
Matthew Haines (Investors)	bf@chemdiv.com
Tel: (212) 845-4235	—

Avalon and ChemDiv to Collaborate in Oncology Drug Discovery and Development

GERMANTOWN, MD, July 26, 2006 — Avalon Pharmaceuticals, Inc. (Nasdaq and NYSEArca: AVRX), a biopharmaceutical company focused on the discovery and development of small molecule therapeutics, and ChemDiv, Inc., a privately-held, chemistry-driven research & development company, today announced that they have entered into a collaboration for the discovery and development of small molecule oncology therapeutics.

Avalon will use its proprietary AvalonRx® platform to discover new active compounds in screens against selected targets and target pathways. ChemDiv will provide Avalon access to its Discovery outSourceTM services platform, including the world’s largest commercially available chemical library, as well as medicinal and synthetic chemistry for the discovery and development of new active compounds. Avalon and ChemDiv will share in the costs of development and the value of any lead candidate resulting from their joint research efforts. Additional terms of the agreement provide Avalon with the right to select 200,000 compounds from the ChemDiv library for use in all of Avalon’s discovery programs.

“This is a classic win-win situation for both companies,” stated Kenneth C. Carter, Ph.D., President and CEO of Avalon Pharmaceuticals, Inc. “We are pleased to partner with ChemDiv, where we are both able to leverage expertise in the ongoing effort to discover new cancer therapeutics through the combination of our AvalonRx® drug discovery platform and ChemDiv’s compound library, chemistry resources and expertise.”

“We are excited about this partnership with Avalon,” said Nikolay Savchuk, President and CEO of ChemDiv, Inc. “This collaboration is based on the synergy of ChemDiv’s discovery assets and research resources along with Avalon’s unique drug discovery engine. We believe that this combination of both Avalon’s and ChemDiv’s technologies will result in a reduction of the time and effort required to identify and develop new breakthrough therapeutics.”

About ChemDiv, Inc.
ChemDiv is a global chemistry-driven contract research organization focused on the delivery of scientific innovation, products and services that meet the drug discovery needs of its partners. ChemDiv provides partners with access to Discovery outSourceTM, a full service drug discovery capability encompassing: medicinal chemistry, pre-clinical development, synthetic chemistry, diverse and focused screening libraries, and logistics services.

This press release may contain “forward-looking statements” within the meaning of the United States Private Securities Reform Act of 1995. These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained herein that are not clearly historical in nature are forward looking. Economic, business, competitive and/or regulatory factors affecting Avalon’s business are examples of factors, among others, that could cause actual results to differ materially from those described in the forward-looking statements. All forward-looking statements are also expressly qualified in their entirety by the cautionary statements included in Avalon’s SEC filings, including its quarterly reports on Form 10-Q and its annual report on Form 10-K. Avalon is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

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